Exhibit 99.2

SPECIAL MEETING OF STOCKHOLDERS OF ROCKWOOD HOLDINGS, INC. [DATE] IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON [DATE]. The Notice of Special Meeting, joint proxy statement/prospectus and proxy card are available at [WEBSITE]. For driving directions to the Rockwood special meeting, please call []. VOTE BY INTERNET – [] Use the Internet to vote your shares and to view our proxy materials up until 11:59 p.m. Eastern Standard Time on [DATE]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to vote. VOTE BY PHONE – [    ] Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Standard Time on [DATE]. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED. DETACH AND RETURN THIS PORTION ONLY ROCKWOOD HOLDINGS, INC. The Board of Directors recommends you vote “FOR” Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3. For Against Abstain 1 Proposal to adopt the Agreement and Plan of Merger, dated as of July 15, 2014, by and among Albemarle Corporation, Albemarle Holdings Corporation and Rockwood Holdings, Inc., as it may be amended from time to time. 2. Proposal to approve, on an advisory non-binding basis, the compensation that may be paid or become payable to Rockwood Holdings, Inc.’s named executive officers that is based on or otherwise relates to the merger. 3. Proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to permit further solicitation of proxies if there are not sufficient votes to adopt Proposal 1. The undersigned acknowledges receipt prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a joint proxy statement/prospectus dated [DATE]. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Please sign exactly your name as it appears on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ROCKWOOD HOLDINGS, INC. SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [DATE] THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints [] and [], and each of them, the undersigned’s true and lawful agents and proxies, each with full power of substitution, to represent the undersigned and vote as designated on the reverse side, all of the shares of common stock of Rockwood Holdings, Inc. held of record by the undersigned as of the close of business on [DATE], at the Special Meeting of Stockholders to be held at the offices of Rockwood Holdings, Inc. located at 100 Overlook Center, Princeton, New Jersey 08540, on [DATE] at [TIME] local time, or any adjournments or postponements thereof, as the undersigned would be entitled to vote if personally present, on all matters properly coming before the Special Meeting of Stockholders, including but not limited to the matters set forth on the reverse side of this proxy. The signer(s) hereby acknowledge(s) receipt of the joint proxy statement/prospectus related to Rockwood Holdings Inc.’s proposed merger with Albemarle Corporation. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at the Special Meeting of Stockholders and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in accordance with the directions of the undersigned stockholder(s). In the absence of such directions, this proxy will be voted “FOR” each of the proposals 1, 2 and 3 as listed on the reverse side. The proxies are authorized in their discretion to vote upon such other business as may properly come before the Special Meeting of Stockholders or any adjournment or postponement thereof.